Exhibit 99.1
PHH Corporation Announces Results for Second Quarter 2011
Despite Challenging Mortgage Market, Core Earnings* Stable versus Second Quarter 2010;
Improved GAAP Results Due to Lower MSR Fair Value Adjustments
•	Net loss attributable to PHH Corporation of $41 million and basic loss per share attributable to PHH Corporation of $0.73, compared to a loss of $133 million and $2.40 per share, respectively, in the second quarter of 2010. Net loss reflects fair value charges on mortgage servicing rights (MSR) of $117 million compared to $274 million in the second quarter of 2010

•	Core earnings (after-tax)* of $29 million and core earnings per share* of $0.50, compared to $28 million and $0.52, respectively, in the second quarter of 2010

•	Fleet Management segment profit of $19 million, up from $13 million in the second quarter of 2010, driven by continued strong growth in fee-based revenues

•	Interest rate lock commitments (IRLCs) of $7.5 billion, compared to $8.4 billion in the second quarter of 2010

•	Mortgage loan servicing portfolio increased to $174 billion as of June 30, 2011, up from $156 billion at June 30, 2010
Mt. Laurel, NJ, July 28, 2011 (Business Wire) — PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) today announced results for the three and six month periods ended June 30, 2011.
Jerry Selitto, president and chief executive officer, commented, “Our Fleet Management business continued its strong contribution to PHH Corporation earnings in the second quarter, with profits up 46% from the second quarter of 2010, while Mortgage business results reflect continued weakness in the housing finance sector, with volumes down from the previous year and lower gain on sale margins.
Fleet profit growth was primarily the result of a 10% increase in net fee income from the second quarter of 2010. We expect to continue to grow the Fleet business and its contribution to our total earnings, through new client signings and a sustained effort to increase fee-based services.
Our mortgage servicing revenues are strong, reflecting growth in our MSR portfolio and slower prepayments. While our servicing portfolio delinquencies rose slightly to 3.22% at quarter-end from 3.15% at the end of the first quarter, they are still approximately half those of most other large servicers. Foreclosure costs remain elevated at $24 million, compared to $20 million in the second quarter of 2010, driven by increased repurchase requests.
As we expected, our mortgage origination market share declined from 4.3% in the first quarter of 2011 to 3.7% in the second quarter. Despite this, we remain committed to our full-year market share goal of 5%. Heading into the third quarter, we believe our application volume is trending higher than that of our largest competitors and we are working actively with our partners on sales and account penetration initiatives to drive profitable volume. We launched a new private label client in the second quarter and have several additional prospects in the pipeline for the second half.
Despite the challenges currently facing the mortgage market, we continue to benefit from Fleet’s earnings stability and its increasing contribution to our quarterly results. We continue to work to leverage the unique, combined franchise value of both businesses to deliver consistent earnings growth through the cycle.”

Summary Consolidated Results

(In millions except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net revenues	$516	$371	$1,181	$948
(Loss) income before income taxes	(66)	(215)	19	(196)
Net (loss) income attributable to PHH Corporation	(41)	(133)	8	(125)

Basic (loss) earnings per share attributable to PHH Corporation	$(0.73)	$(2.40)	$0.14	$(2.26)

Non-GAAP Results*
Core earnings (pre-tax)	$47	$52	$104	$78
Core earnings (after-tax)	29	28	63	41
Core earnings per share	$0.50	$0.52	$1.11	$0.74
The following summarizes the key highlights that drove our operating performance and segment profit (loss) for our reportable segments during the period indicated in 2011 in comparison to the same period in 2010:
Mortgage Production Segment
     Quarterly Comparison:
•	Segment profit was $24 million lower compared with 2010 primarily due to an 11% decline in the volume of interest rate lock commitments expected to close and lower gain on sale margins.

•	Interest rate lock commitments expected to close declined to $7.5 billion in 2011 from $8.4 billion in 2010 due to lower refinance activity. Total loan margins in 2011 declined from 2010, reflecting a reduction in the level of industry originations.

•	Total mortgage closing volumes for 2011 were $9.7 billion of which approximately 72% were retail and 28% were wholesale/correspondent as compared to $10.1 billion in 2010 of which approximately 74% were retail and 26% were wholesale/correspondent.
     Year-to-Date Comparison:
•	Segment profit was $3 million higher compared with 2010 due to a $68 million gain on the sale of 50.1% of the equity interests in our appraisal services business during the first quarter of 2011 partially offset by a 15% decline in the volume of interest rate lock commitments expected to close and lower total loan margins.

•	Interest rate lock commitments expected to close declined to $12.5 billion in 2011 from $14.8 billion in 2010 primarily due to lower purchase applications in 2011 as compared to 2010. Total loan margins declined from 2010, reflecting a reduction in the level of industry originations.

•	Total mortgage closing volumes for 2011 were $23.6 billion of which approximately 71% were retail and 29% were wholesale/correspondent as compared to $17.9 billion in 2010 of which approximately 76% were retail and 24% were wholesale/correspondent.
Mortgage Servicing Segment
     Quarterly Comparison:
•	Segment loss was unfavorably impacted in 2011 by a $117 million decrease in the fair value of our mortgage servicing rights driven primarily by lower long-term interest rates and higher projected foreclosure costs that were partially offset by improved projected portfolio delinquencies, as compared to a $274 million decrease during 2010.

•	Loan servicing income increased by $20 million reflecting the continued growth in our loan servicing portfolio and a lower net reinsurance loss. Our average loan servicing portfolio increased by 11% from $154.4 billion in 2010 to $172.1 billion in 2011.

•	Foreclosure-related charges remain elevated at $24 million during 2011, compared to $20 million in 2010, reflecting a continued higher level of repurchase requests and loss severities.
     Year-to-Date Comparison:
•	Segment loss was unfavorably impacted in 2011 from a $92 million decrease in the fair value of our mortgage servicing rights driven primarily by lower long-term interest rates that were partially offset by improved portfolio delinquencies, as compared to a $281 million decrease during 2010. Additionally, there was an $8 million unfavorable change in fair value due to prepayments and recurring cash flows during 2011 compared to 2010, reflecting a higher level of payoffs and payments in 2011.

•	Loan servicing income increased by $27 million reflecting the continued growth in our loan servicing portfolio and a lower net insurance loss. Our average loan servicing portfolio increased by 11% from $153.4 billion in 2010 to $170.4 billion in 2011.

•	Foreclosure-related charges remain elevated at $39 million during 2011, compared to $43 million in 2010, reflecting a continued higher level of repurchase requests and loss severities.
Fleet Management Services Segment
     Quarterly Comparison:
•	Segment profit increased by $6 million to $19 million in 2011, driven by higher units and usage of fee and asset-based management services and lower costs.

•	Maintenance service, fuel, and accident management average units all increased in 2011 compared to 2010 despite a 6% decline in the number of leased vehicles.
     Year-to-Date Comparison:
•	Segment profit increased by $14 million to $35 million in 2011, driven by higher units and usage of fee and asset-based management services and lower costs.

•	Maintenance service, fuel, and accident management average units all increased in 2011 compared to 2010 despite a 6% decline in the number of leased vehicles.

*	Note Regarding Non-GAAP Financial Measures
Core earnings (loss) (pre-tax and after-tax) and core earnings (loss) per share are financial measures that are not in accordance with GAAP. See Non-GAAP Reconciliations at the back of this release for a reconciliation of these measures to the most directly comparable GAAP financial measures.
Core earnings (loss) (pre-tax and after-tax) and core earnings (loss) per share measure the Company’s financial performance excluding certain unrealized changes in value of mortgage servicing rights that are based upon projections of future voluntary and involuntary prepayments.
The unrealized changes in value of our mortgage servicing rights for voluntary and involuntary prepayments are reflected as market-related and credit related fair value adjustments, respectively. Core earnings (loss) (pre-tax and after-tax) and core earnings (loss) per share may also include other adjustments, as applicable based upon facts and circumstances, consistent with the intent of providing investors a means of evaluating our core operating performance.
The Company believes that these Non-GAAP Financial Measures can be useful to investors because they provide a means by which investors can evaluate the Company’s underlying key drivers and operating performance of the business, exclusive of certain adjustments and activities that investors may consider to be unrelated to the underlying economic performance of the business for a given period.
The Company also believes that any meaningful analysis of the Company’s financial performance by investors requires an understanding of the factors that drive the underlying operating performance which can be obscured by significant unrealized changes in value of our mortgage servicing rights in a given period that is included in Segment profit (loss), Income (loss) before income taxes, Net income (loss) attributable to PHH Corporation and Basic earnings (loss) per share attributable to PHH Corporation in accordance with GAAP.
Use of Core Earnings by Management
The unrealized changes in the value of mortgage servicing rights are based upon numerous assumptions, which include estimated changes in future prepayments that may or may not be actually realized in the future. The market-related fair value adjustments are based upon assumptions of future interest rates, the shape of the yield curve, volatility and other factors. The credit-related fair value adjustments are based upon projected levels of delinquencies and foreclosures that are assumed to remain at current period-end levels throughout the life of the asset for purposes of modeling the expected future cash flows of the mortgage servicing rights. Value lost from actual voluntary and involuntary prepayments are recorded when the underlying loans actually prepay or when foreclosure proceedings are complete, and are included in core earnings based on the current value of the mortgage servicing rights.
The Company manages the business and has designed certain management incentives based upon the achievement of core earnings targets. In addition, the Company believes that it will likely replenish most, if not all, realized value lost from changes in value from actual prepayments through new loan originations and actively manages and monitors economic replenishment rates to measure our ability to continue to do so. Therefore, management does not believe the unrealized change in value of the mortgage servicing rights is representative of the economic change in value of the business as a whole. The presentation of core earnings is designed to more closely align the timing of recognizing the actual value lost from prepayments in the mortgage servicing segment with the associated value created through new originations in the mortgage production segment.
Limitations on the Use of Core Earnings
Since core earnings (loss) (pre-tax and after-tax) and core earnings (loss) per share measure the Company’s financial performance excluding certain unrealized changes in value of mortgage servicing rights, they may not reflect the rate of value lost on subsequent actual payments or prepayments over time. As such, core earnings (loss) (pre-tax and after-tax) and core earnings (loss) per share may tend to overstate operating results in a declining interest rate environment and understate operating results in a rising interest rate environment.
Core earnings (loss) (pre-tax and after-tax) and core earnings (loss) per share involves differences from Segment profit (loss), Income (loss) before income taxes, Net income (loss) attributable to PHH Corporation and Basic earnings (loss) per share attributable to PHH Corporation computed in accordance with GAAP. Core earnings (loss) (pre-tax and after-tax) and core earnings (loss) per share should be considered as supplementary to, and not as a substitute for, Segment profit (loss), Income (loss) before income taxes, Net income (loss) attributable to PHH Corporation or Basic earnings (loss) per share attributable to PHH Corporation computed in accordance with GAAP as a measure of the Company’s financial performance.
About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top five retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the Company and its subsidiaries, please visit the Company’s website at www.phh.com
Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward looking statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors. Investors are cautioned not to place undue reliance on these forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking
Statements” and “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission under the Exchange Act, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.
Contact Information:
Jonathan T. McGrain
856-917-0066

[1]	Inside Mortgage Finance, Copyright 2011

Segment Results
(In millions)

						Second
						Quarter
	Second Quarter 2011					2010
			Fleet
	Mortgage	Mortgage	Management
	Production	Servicing	Services		Total PHH	Total PHH
	Segment	Segment	Segment	Other	Corporation	Corporation
Net fee income	$56	$—	$44	$—	$100	$106
Fleet lease income	—	—	343	—	343	349
Gain on mortgage loans	119	—	—	—	119	139
Mortgage net finance expense	(8)	(16)	—	(1)	(25)	(19)
Loan servicing income(1)	—	117	—	—	117	97
MSRs fair value adjustments:
MSRs prepayments and recurring cash flows(2)	—	(42)	—	—	(42)	(46)
Market-related(3)	—	(130)	—	—	(130)	(273)
Credit-related(4)	—	13	—	—	13	(1)
Other income	2	—	19	—	21	19

Net revenues	169	(58)	406	(1)	516	371

Depreciation on operating leases	—	—	309	—	309	306
Fleet interest expense	—	—	21	—	21	25
Foreclosure-related charges	—	24	—	—	24	20
Other expenses	140	31	57	—	228	235

Total expenses	140	55	387	—	582	586

Income (loss) before income taxes	29	(113)	19	(1)	$(66)	$(215)

Less: income attributable to
noncontrolling interest	4	—	—	—

Segment profit (loss)	$25	$(113)	$19	$(1)

(1)	Net reinsurance (loss) for the three months ended June 30, 2011 was not significant. Loan servicing income includes $(9) million Net reinsurance (loss) for the three months ended June 30, 2010.

(2)	Represents the reduction in the fair value of MSRs due to actual prepayments and the receipt of recurring cash flows.

(3)	Represents the Change in fair value of mortgage servicing rights due to changes in market inputs and assumptions used in the valuation model. The fair value of our MSRs is estimated based upon projections of expected future cash flows from our MSRs considering prepayment estimates, our historical prepayment rates, portfolio characteristics, interest rates based on interest rate yield curves, implied volatility and other economic factors.

(4)	Represents the Change in fair value of mortgage servicing rights primarily due to the impact of changes in estimated portfolio delinquencies and foreclosures.

Segment Results
(In millions)

						Six Months Ended
						June 30,
	Six Months Ended June 30, 2011					2010
			Fleet
	Mortgage	Mortgage	Management
	Production	Servicing	Services		Total PHH	Total PHH
	Segment	Segment	Segment	Other	Corporation	Corporation
Net fee income	$142	$—	$86	$—	$228	$196
Fleet lease income	—	—	680	—	680	688
Gain on mortgage loans	178	—	—	—	178	244
Mortgage net finance expense	(10)	(32)	—	(2)	(44)	(39)
Loan servicing income(1)	—	225	—	—	225	198
MSRs fair value adjustments:
MSRs prepayments and recurring cash flows(2)	—	(99)	—	—	(99)	(91)
Market-related(3)	—	(102)	—	—	(102)	(262)
Credit-related(4)	—	10	—	—	10	(19)
Other income (expense)	73	(3)	35	—	105	33

Net revenues	383	(1)	801	(2)	1,181	948

Depreciation on operating leases	—	—	615	—	615	614
Fleet interest expense	—	—	43	(2)	41	48
Foreclosure-related charges	—	39	—	—	39	43
Other expenses	299	59	108	1	467	439

Total expenses	299	98	766	(1)	1,162	1,144

Income (loss) before income taxes	84	(99)	35	(1)	$19	$(196)

Less: income attributable to noncontrolling interest	7	—	—	—

Segment profit (loss)	$77	$(99)	$35	$(1)

(1)	Loan servicing income includes $(7) million and $(13) million of Net reinsurance (loss) for the six months ended June 30, 2011 and 2010, respectively.

(2)	Represents the reduction in the fair value of MSRs due to actual prepayments and the receipt of recurring cash flows.

(3)	Represents the Change in fair value of mortgage servicing rights due to changes in market inputs and assumptions used in the valuation model. The fair value of our MSRs is estimated based upon projections of expected future cash flows from our MSRs considering prepayment estimates, our historical prepayment rates, portfolio characteristics, interest rates based on interest rate yield curves, implied volatility and other economic factors.

(4)	Represents the Change in fair value of mortgage servicing rights primarily due to the impact of changes in estimated portfolio delinquencies and foreclosures.

Mortgage Production Segment
(In millions, except average loan amount)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011	2010	% Change	2011	2010	% Change
Loans closed to be sold	$6,834	$7,660	(11)%	$16,530	$13,333	24%
Fee-based closings	2,913	2,397	22%	7,047	4,549	55%

Total closings	$9,747	$10,057	(3)%	$23,577	$17,882	32%

Purchase closings	$5,716	$6,175	(7)%	$9,867	$9,593	3%
Refinance closings	4,031	3,882	4%	13,710	8,289	65%

Total closings	$9,747	$10,057	(3)%	$23,577	$17,882	32%

Fixed rate	$6,727	$7,957	(15)%	$16,665	$13,882	20%
Adjustable rate	3,020	2,100	44%	6,912	4,000	73%

Total closings	$9,747	$10,057	(3)%	$23,577	$17,882	32%

Retail closings	$7,029	$7,427	(5)%	$16,776	$13,529	24%
Wholesale/correspondent closings	2,718	2,630	3%	6,801	4,353	56%

Total closings	$9,747	$10,057	(3)%	$23,577	$17,882	32%

Average loan amount	$252,126	$228,865	10%	$256,495	$233,566	10%
Loans sold	$6,831	$6,897	(1)%	$19,728	$12,659	56%
Applications	$15,365	$15,958	(4)%	$26,302	$28,157	(7)%
IRLCs expected to close	$7,501	$8,425	(11)%	$12,545	$14,799	(15)%

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011	2010	% Change	2011	2010	% Change
Net fee income	$56	$66	(15)%	$142	$118	20%
Gain on mortgage loans	119	139	(14)%	178	244	(27)%
Mortgage net finance expense	(8)	(4)	(100)%	(10)	(9)	(11)%
Other income	2	1	100%	73	1	n/m (1)

Net revenues	169	202	(16)%	383	354	8%

Total expenses	140	146	(4)%	299	273	10%

Income before income taxes	29	56	(48)%	84	81	4%
Less: income attributable to noncontrolling interest	4	7	(43)%	7	7	—

Segment profit	$25	$49	(49)%	$77	$74	4%

(1)	n/m — Not meaningful.

Mortgage Servicing Segment
($ In millions)

	As of
	June 30,
	2011	2010	% Change
Ending total loan servicing portfolio	$173,651	$155,967	11%
Number of loans serviced	1,033,360	968,669	7%
Ending capitalized loan servicing portfolio	$142,436	$130,097	9%
Capitalized servicing rate	1.06%	0.95%	—
Capitalized servicing multiple	3.5	3.1	—
Weighted-average servicing fee (in basis points)	30	30	—

	Three Months Ended			Six Months Ended
		June 30,			June 30,
	2011	2010	% Change	2011	2010	% Change
Average total loan servicing portfolio	$172,053	$154,392	11%	$170,365	$153,381	11%
Average capitalized loan servicing portfolio	$141,499	$129,316	9%	$139,707	$128,736	9%
Payoffs and principal curtailments of capitalized portfolio	$4,943	$5,140	(4)%	$10,966	$9,984	10%

	Three Months Ended			Six Months Ended
		June 30,			June 30,
	2011	2010	% Change	2011	2010	% Change
Mortgage net finance expense	$(16)	$(15)	(7)%	$(32)	$(29)	(10)%
Loan servicing income	117	97	21%	225	198	14%
Change in fair value of mortgage servicing rights	(159)	(320)	50%	(191)	(372)	49%
Other income (expense)	—	—	—	(3)	1	n/m (1)

Net revenues	(58)	(238)	76%	(1)	(202)	100%

Foreclosure-related charges	24	20	20%	39	43	(9)%
Other expenses	31	26	19%	59	52	13%

Total expenses	55	46	20%	98	95	3%

Segment loss	$(113)	$(284)	60%	$(99)	$(297)	67%

Portfolio delinquency (2)

	June 30, 2011		December 31, 2010
	Number	Unpaid	Number	Unpaid
	of Loans	Balance	of Loans	Balance
30 days	2.17%	1.82%	2.36%	2.01%
60 days	0.53%	0.47%	0.67%	0.60%
90 or more days	0.95%	0.93%	1.21%	1.27%

Total delinquency	3.65%	3.22%	4.24%	3.88%

Foreclosure/real estate owned (3)	2.06%	2.13%	2.30%	2.37%

(1)	n/m — Not meaningful.

(2)	Represents the loan servicing portfolio delinquencies as a percentage of the total number of loans and the total unpaid balance of the portfolio.

(3)	As of June 30, 2011 and December 31, 2010, there were 16,913 and 18,554 of loans in foreclosure with unpaid principal balances of $3.0 billion and $3.3 billion, respectively.

Fleet Management Services Segment

	Average for the			Average for the
	Three Months Ended			Six Months Ended
		June 30,			June 30,
	2011	2010	% Change	2011	2010	% Change
			(in thousands of units)
Leased vehicles	274	291	(6)%	276	294	(6)%
Maintenance service cards	318	275	16%	318	273	16%
Fuel cards	293	275	7%	291	273	7%
Accident management vehicles	293	291	1%	294	289	2%

	Three Months Ended			Six Months Ended
		June 30,			June 30,
	2011	2010	% Change	2011	2010	% Change
			(in millions)
Net fee income	$44	$40	10%	$86	$78	10%
Fleet lease income	343	349	(2)%	680	688	(1)%
Other income	19	18	6%	35	31	13%

Net revenues	406	407	—	801	797	1%

Depreciation on operating leases	309	306	1%	615	614	—
Fleet interest expense	21	25	(16)%	43	49	(12)%
Other expenses	57	63	(10)%	108	113	(4)%

Total expenses	387	394	(2)%	766	776	(1)%

Segment profit	$19	$13	46%	$35	$21	67%

PHH CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Revenues
Mortgage fees	$56	$66	$142	$118
Fleet management fees	44	40	86	78

Net fee income	100	106	228	196

Fleet lease income	343	349	680	688

Gain on mortgage loans, net	119	139	178	244

Mortgage interest income	23	22	58	40
Mortgage interest expense	(48)	(41)	(102)	(79)

Mortgage net finance expense	(25)	(19)	(44)	(39)

Loan servicing income	117	97	225	198
Change in fair value of mortgage servicing rights	(159)	(320)	(191)	(372)

Net loan servicing (loss) income	(42)	(223)	34	(174)

Other income	21	19	105	33

Net revenues	516	371	1,181	948

Expenses
Salaries and related expenses	117	119	251	233
Occupancy and other office expenses	15	14	30	29
Depreciation on operating leases	309	306	615	614
Fleet interest expense	21	25	41	48
Other depreciation and amortization	6	5	12	11
Other operating expenses	114	117	213	209

Total expenses	582	586	1,162	1,144

(Loss) income before income taxes	(66)	(215)	19	(196)
Income tax (benefit) expense	(29)	(89)	4	(78)

Net (loss) income	(37)	(126)	15	(118)
Less: net income attributable to noncontrolling interest	4	7	7	7

Net (loss) income attributable to PHH Corporation	$(41)	$(133)	$8	$(125)

Basic (loss) earnings per share attributable to PHH Corporation	$(0.73)	$(2.40)	$0.14	$(2.26)

Diluted (loss) earnings per share attributable to PHH Corporation	$(0.73)	$(2.40)	$0.14	$(2.26)

PHH CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	June 30,	December 31,
	2011	2010
ASSETS
Cash and cash equivalents	$212	$195
Restricted cash, cash equivalents and investments	535	531
Mortgage loans held for sale	1,707	4,329
Accounts receivable, net	672	573
Net investment in fleet leases	3,526	3,492
Mortgage servicing rights	1,508	1,442
Property, plant and equipment, net	60	46
Goodwill	25	25
Other assets(1)	504	637

Total assets	$8,749	$11,270

LIABILITIES AND EQUITY
Accounts payable and accrued expenses	$452	$521
Debt	5,697	8,085
Deferred income taxes	722	728
Other liabilities	280	358

Total liabilities	7,151	9,692

Commitments and contingencies	—	—
Total PHH Corporation stockholders’ equity	1,589	1,564
Noncontrolling interest	9	14

Total equity	1,598	1,578

Total liabilities and equity	$8,749	$11,270

(1)	Other assets include intangible assets of $34 million and $36 million as of June 30, 2011 and December 31, 2010, respectively.

AVAILABLE FUNDING UNDER ASSET-BACKED DEBT ARRANGEMENTS AND UNSECURED
COMMITTED CREDIT FACILITIES
(In millions)
Capacity under all borrowing agreements is dependent upon maintaining compliance with, or obtaining waivers of, the terms, conditions and covenants of the respective agreements. Available capacity under asset-backed funding arrangements may be further limited by asset eligibility requirements. Available capacity as of June 30, 2011 consisted of:

		Utilized	Available
	Capacity	Capacity	Capacity
Vehicle Management Asset-Backed Debt:
Term notes, in revolving period	$92	$92	$—
Variable-funding notes	1,511	1,260	251

Mortgage Asset-Backed Debt:
Committed warehouse facilities	2,535	1,352	1,183
Servicing advance facility	120	76	44
Unsecured Committed Credit Facilities(1)	530	16	514

(1)	Utilized capacity reflects $16 million of letters of credit issued under the Amended Credit Facility, which are not included in Debt in the Condensed Consolidated Balance Sheet.
Capacity shown for Mortgage asset-backed debt excludes $2.2 billion available under uncommitted facilities, and $706 million available under committed off-balance sheet gestation facilities.

PHH CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS — CORE EARNINGS
(In millions, except per share data)
See “Note Regarding Non-GAAP Financial Measures” above in this press release for a description of the uses and limitations of these Non-GAAP Financial Measures.
Regulation G Reconciliation

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
(Loss) income before income taxes — as reported	$(66)	$(215)	$19	$(196)
Less: net income attributable to noncontrolling interest	4	7	7	7

Segment (loss) income	(70)	(222)	12	(203)
Certain MSRs fair value adjustments:
Market-related(1)	130	273	102	262
Credit-related(2)	(13)	1	(10)	19

Core earnings (pre-tax)	$47	$52	$104	$78

Net (loss) income attributable to PHH Corporation — as reported	$(41)	$(133)	$8	$(125)
Certain MSRs fair value adjustments:
Market-related, net of taxes(1)(3)	76	161	60	155
Credit-related, net of taxes(2)(3)	(6)	—	(5)	11

Core earnings (after-tax)	$29	$28	$63	$41

Basic (loss) earnings per share attributable to PHH Corporation — as reported	$(0.73)	$(2.40)	$0.14	$(2.26)
Certain MSRs fair value adjustments:
Market-related, net of taxes(1)(4)	1.36	2.90	1.07	2.80
Credit-related, net of taxes(2)(4)	(0.13)	0.02	(0.10)	0.20

Core earnings per share	$0.50	$0.52	$1.11	$0.74

(1)	Represents the Change in fair value of MSRs due to changes in market inputs and assumptions used in the valuation model.

(2)	Represents the Change in fair value of MSRs primarily due to the impact of changes in estimated portfolio delinquencies and foreclosures.

(3)	An incremental effective tax rate of 41% was applied to the MSRs fair value adjustments to arrive at the net of taxes amounts.

(4)	Basic weighted-average shares outstanding of 56.374 million and 55.548 million for the three months ended June 30, 2011 and 2010, respectively and 56.242 million and 55.293 million for the six months ended June 30, 2011 and 2010, respectively were used to calculate per share amounts.

PHH CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS — CORE EARNINGS BY SEGMENT
(In millions)
Regulation G Reconciliation

	Second Quarter 2011
	Mortgage	Mortgage	Fleet
	Production	Servicing	Management
	Segment	Segment	Services Segment	Other
Segment profit (loss)	$25	$(113)	$19	$(1)
Certain MSRs fair value adjustments:
Market-related (1)	—	130	—	—
Credit-related(2)	—	(13)	—	—

Core earnings (loss)	$25	$4	$19	$(1)

		Second Quarter 2010
	Mortgage	Mortgage	Fleet
	Production	Servicing	Management
	Segment	Segment	Services Segment	Other
Segment profit (loss)	$49	$(284)	$13	$—
Certain MSRs fair value adjustments:
Market-related (1)	—	273	—	—
Credit-related(2)	—	1	—	—

Core earnings (loss)	$49	$(10)	$13	$—

(1)	Represents the Change in fair value of MSRs due to changes in market inputs and assumptions used in the valuation model.

(2)	Represents the Change in fair value of MSRs primarily due to the impact of changes in estimated portfolio delinquencies and foreclosures.

PHH CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS — CORE EARNINGS BY SEGMENT
(In millions)
Regulation G Reconciliation

	Six Months Ended June 30, 2011
	Mortgage	Mortgage	Fleet
	Production	Servicing	Management
	Segment	Segment	Services Segment	Other
Segment profit (loss)	$77	$(99)	$35	$(1)
Certain MSRs fair value adjustments:
Market-related (1)	—	102	—	—
Credit-related(2)	—	(10)	—	—

Core earnings (loss)	$77	$(7)	$35	$(1)

		Six Months Ended June 30, 2010
	Mortgage	Mortgage	Fleet
	Production	Servicing	Management
	Segment	Segment	Services Segment	Other
Segment profit (loss)	$74	$(297)	$21	$(1)
Certain MSRs fair value adjustments:
Market-related (1)	—	262	—	—
Credit-related(2)	—	19	—	—

Core earnings (loss)	$74	$(16)	$21	$(1)

(1)	Represents the Change in fair value of MSRs due to changes in market inputs and assumptions used in the valuation model.

(2)	Represents the Change in fair value of MSRs primarily due to the impact of changes in estimated portfolio delinquencies and foreclosures.